SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 12, 2001

Date of Report (Date of earliest event reported)

CIENA Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-21969	23-2725311
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1201 Winterson Road, Linthicum, Maryland 21090

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(410) 865-8500

Not applicable

(Former name or former address, if changed since last report)

Exhibit Index on Page 2

Item 5.         Other Events.

     On November 12, 2001, CIENA Corporation issued the press release attached hereto as Exhibit 99.1 concerning preliminary unaudited results for its fiscal fourth quarter ended October 31, 2001 and an immediate workforce reduction of approximately 380 employees. The press release is incorporated herein by this reference.

Item 7.         Financial Statements and Exhibits.

99.1 Press Release, issued November 12, 2001 (announcing reduction in force)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIENA CORPORATION

Date:	November 13, 2001	By:	/s/ Russell B. Stevenson, Jr.

Russell B. Stevenson, Jr. Senior Vice President, General Counsel and Secretary